                                                                     EXHIBIT 4.5
                                                                           DRAFT

================================================================================

                   BOMBARDIER CREDIT RECEIVABLES CORPORATION,
                                   Depositor,

                            BOMBARDIER CAPITAL INC.,
                                    Servicer,

                                       and

                             BANKERS TRUST COMPANY,
                                     Trustee

                    ----------------------------------------

                            SERIES 2000-1 SUPPLEMENT

                          Dated as of September 1, 2000

                                       to

                         POOLING AND SERVICING AGREEMENT

                           Dated as of January 1, 1994

                    ----------------------------------------


                      BOMBARDIER RECEIVABLES MASTER TRUST I

                                  SERIES 2000-1

                        $374,600,000 Class A Certificates

                        $25,400,000 Class B Certificates

================================================================================

                                                 TABLE OF CONTENTS


                                                                                                               Page


                                                     ARTICLE I

                                    Creation of the Series 2000-1 Certificates

SECTION 1.01.  Designation........................................................................................1


                                                    ARTICLE II

                                      Definitions and Interpretive Provisions

SECTION 2.01.  Definitions........................................................................................1
SECTION 2.02.  Interpretive Provisions...........................................................................15


                                                    ARTICLE III

                                                   Servicing Fee

SECTION 3.01.  Servicing Compensation............................................................................15

                                                     ARTICLE IV

                                         Rights of Certificateholders and
                                     Allocation and Application of Collections

SECTION 4.01.  Collections and Allocations for Series 2000-1.....................................................16
SECTION 4.02.  Monthly Interest..................................................................................19
SECTION 4.03.  Determination of Monthly Principal................................................................20
SECTION 4.04.  Establishment of Reserve Fund, Excess Funding Account and Principal
                         Account.................................................................................20
SECTION 4.05.  Deficiency Amount.................................................................................22
SECTION 4.06.  Application of Investor Non-Principal Collections, Investment Proceeds and
                         Available Investor Principal Collections................................................23
SECTION 4.07.  Application of Reserve Fund and Available Subordinated Amount.....................................25
SECTION 4.08.  Investor Charge-Offs..............................................................................27


                                                                                                               Page

SECTION 4.09.  Excess Servicing..................................................................................27
SECTION 4.10.  Principal Collections.............................................................................27
SECTION 4.11.  Excess Funding Account............................................................................28


                                                     ARTICLE V

                                           Distributions and Reports to
                                         Series 2000-1 Certificateholders

SECTION 5.01.  Distributions.....................................................................................29
SECTION 5.02.  Reports and Statements to Certificateholders......................................................29


                                                    ARTICLE VI

                                             Early Amortization Events

SECTION 6.01.  Additional Early Amortization Events..............................................................30


                                                    ARTICLE VII

                                                Optional Repurchase

SECTION 7.01.  Optional Repurchase...............................................................................31


                                                   ARTICLE VIII

                                                Final Distributions

SECTION 8.01.  Sale of Certificates Pursuant to Section 2.03 of the Agreement; Distributions
                         Pursuant to Section 7.01 of this Series Supplement or Section 2.03 or
                         12.02(c) of the Agreement...............................................................32
SECTION 8.02.  Distribution of Proceeds of Sale, Disposition or Liquidation of the
                         Receivables Pursuant to Section 9.02 of the Agreement...................................33


                                                                                                               Page

                                                     ARTICLE IX

                                             Miscellaneous Provisions

SECTION 9.01.  Ratification of Agreement.........................................................................34
SECTION 9.02.  Counterparts......................................................................................34
SECTION 9.03.  GOVERNING LAW.....................................................................................34
SECTION 9.04.  Covenant  ........................................................................................34

                                              EXHIBITS AND SCHEDULES

Exhibit A            Form of Class A Certificates
Exhibit B            Form of Class B Certificates
Exhibit C            Form of Distribution Date Statement

Schedule 1           List of Series 2000-1 Accounts

     SERIES 2000-1 SUPPLEMENT dated as of September 1, 2000 (the "Series Supplement"), among BOMBARDIER CREDIT RECEIVABLES CORPORATION, a Delaware corporation, as Depositor, BOMBARDIER CAPITAL INC., a Massachusetts corporation, as Servicer, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

     Pursuant to Section 6.03 of the Pooling and Servicing Agreement dated as of January 1, 1994 (as amended and supplemented, the "Agreement"), among the Depositor, the Servicer and the Trustee, the Depositor may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

     Pursuant to this Series Supplement, the Depositor and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.


                                    ARTICLE I

                   Creation of the Series 2000-1 Certificates

     SECTION 1.01. Designation.

     (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Series 2000-1 Certificates." The Series 2000-1 Certificates will consist of two classes of beneficial ownership interests entitled "Class A Certificates" and "Class B Certificates." The Class A Certificates shall be substantially in the form of Exhibit A and the Class B Certificates shall be substantially in the form of Exhibit B.

     (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

                                   ARTICLE II

                     Definitions and Interpretive Provisions

     SECTION 2.01. Definitions. Whenever used in this Series Supplement, the following words and phrases shall have the following meanings.

     "Accumulation Period Commencement Date" means the first day of the May 2003 Monthly Period, if the Accumulation Period Length is four months, the first day of the June 2000 Monthly Period, if the Accumulation Period Length is three months, the first day of the July 2000 Monthly Period, if the Accumulation Period Length is two months and the first day of the August 2003 Monthly Period if the Accumulation Period Length is one month;

provided, however, if the Accumulation Period Length has been determined to be less than four months and, after such determination, any outstanding Series enters into an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series entered into its early amortization period and (ii) the Accumulation Period Commencement Date, as previously determined.


     "Accumulation Period Length" means a number of months, not to exceed four nor to be less than one, determined on the first Business Day of May 2003 and determined again on the first Business Day of June 2003 and on the first Business Day of July 2003; the Accumulation Period Length shall be the number of months derived by rounding upwards to the next integer, but not to more than 4.0, the result derived by dividing (i) $400,000,000, by (ii) the product of (x) a fraction the numerator of which is the sum of the Invested Amount plus the Invested Amounts as of such date of calculation of all other outstanding Series whose respective Revolving Periods are not scheduled to end before the last day of August 2003 and the denominator of which is the Invested Amount plus the Invested Amount for all other outstanding Series times (y) the average amount of principal collections for each of the most recently ended three calendar months, provided however, that the Accumulation Period Length will be fixed at 4.0 if, as calculated on the first business day of May 2003 it equals 4.0, will be fixed at 3.0 if, as calculated on the first Business Day of June 2003, it is equal to or greater than 3.0 and will be fixed at 2.0 if, as calculated on the first Business Day of July 2003 it is equal to or greater than 2.0; provided further that on any of the dates used in this definition, the Servicer may designate an Accumulation Period Length greater than required but not to exceed four months.


     "Accumulation Shortfall" means, for any Distribution Date, the amount by which the Controlled Deposit Amount for the immediately preceding Distribution Date exceeded the amount deposited in the Principal Account for such immediately preceding Distribution Date.

     "Additional Interest" shall mean with respect to any Distribution Date, the sum of Class A Additional Interest, if any, or Class B Additional Interest, if any.

     "Adjusted Invested Amount" shall mean on any date of determination an amount equal to (a) the Initial Principal Amount plus (b) the amount of any withdrawals from the Excess Funding Account pursuant to Section 4.11(b) hereof in connection with an increase in the Pool Balance, and less (c) the amount of any additions to the Excess Funding Account pursuant to Section 4.01(b)(i), 4.01(b)(ii), 4.06(b)(i), 4.06(b)(ii) or 4.06(d)(iii) hereof in connection with a reduction in the Pool Balance.

     "Adjusted Series 2000-1 Allocation Percentage" for a Collection Period shall mean the percentage derived from the fraction the numerator of which is the Invested Amount on the last Business Day preceding such Collection Period and the denominator of which is the sum of the Pool Invested Amount and the Variable Funding Amount on the last Business Day preceding such Collection Period.

     "Adjustment Date" shall mean the second London Business Day preceding the first day of the related Interest Period.

     "Allocable Miscellaneous Payments" shall mean, with respect to any Distribution Date, the product of (a) the Series 2000-1 Investor Allocation Percentage for the related Collection Period and (b) Miscellaneous Payments with respect to the related Collection Period.

     "Available Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of:


          (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Controlled Accumulation Period or any Early Amortization Period, for the related Collection Period and (ii) Principal Collections received by the Servicer during the related Collection Period; plus

          (b) the amount, if any, of Investor Non-Principal Collections, funds in the Reserve Fund and Series 2000-1 Available Retained Collections applied in respect of the Investor Default Amount, any unpaid Adjustment Payments allocated to the Certificates or previously unreimbursed Investor Charge-Offs; plus

          (c) Allocable Miscellaneous Payments with respect to such Distribution Date; plus

          (d) Series 2000-1 Excess Principal Collections on deposit in the Collection Account for such Distribution Date; plus

          (e) if an Early Amortization Period began during the related Collection Period, all funds on deposit in the Excess Funding Account; plus

          (f) on the Series 2000-1 Termination Date, any funds in the Reserve Fund after giving effect to Section 4.07 hereof.

     provided, however, that in the case of clause (a), if for any date the sum of the Floating Allocation Percentage (if the Revolving Period is in effect), the Principal Allocation Percentage (if the Early Amortization Period or the Controlled Accumulation Period is in effect), the floating allocation percentages for all other outstanding Series of Investor Certificates in their revolving periods and the principal allocation percentages for all other outstanding Series of Certificates in their early amortization or amortization periods exceeds 100%, then Principal Collections shall be allocated among such Series (including the Certificates) pro rata on the basis of such floating allocation percentages and principal allocation percentages.

     "Available Retained Collections" shall mean, with respect to any Deposit Date, the sum of (a) the Available Retained Non-Principal Collections for such Deposit Date and (b) the Available Retained Principal Collections for such Deposit Date; provided, however, that the Available Retained Collections shall be zero for any Collection Period with respect to which the Available Subordinated Amount is zero for the Distribution Date occurring in such Collection Period.

     "Available Retained Non-Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the product of (a) the excess of (i) the Retained Percentage for such Deposit Date over (ii) the Excess Retained Percentage for such Deposit Date multiplied by (b) Non-Principal Collections for such Deposit Date.

     "Available Retained Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Retained Percentage for such Deposit Date over (ii) the Excess Retained Percentage for such Deposit Date by (b) Principal Collections for such Deposit Date.

     "Available Subordinated Amount" for any date of determination during the period from the Closing Date through the first Distribution Date shall mean an amount equal to the Required Subordinated Amount on such date of determination. The Available Subordinated Amount for any subsequent date of determination shall mean an amount equal to the sum of:

          (i) the lesser of:

               (x) the Available Subordinated Amount for the preceding Distribution Date, minus

               (A) the Required Subordination Draw Amount with respect to such preceding Distribution Date or, if such date of determination is a Distribution Date, with respect to such Distribution Date, to the extent provided in Section 4.07(b) hereof, minus

               (B) the amount of any deposits in the Reserve Fund from Series 2000-1 Available Retained Collections pursuant to Section
                    4.07 hereof for the purpose of reimbursing any withdrawals from the Reserve Fund applied to cover any portion of the Investor Default Amount on such preceding Distribution Date or, if such date of determination is a Distribution Date, with respect to such Distribution Date (but excluding any other deposits to the Reserve Fund from Series 2000-1 Available Retained Collections), minus

               (C) an amount equal to the Defaulted Amount for the immediately preceding Collection Period multiplied by a fraction, the numerator of which is the Available Subordinated Amount as of the close of business on the last day of the preceding Collection Period (or in the case of the first Distribution Date, the Required Subordinated Amount as of the Closing Date) and the denominator of which is the Pool Balance as of the close of business on the last day of the preceding Collection Period (or in the period from the Closing Date through the first Distribution Date, the Pool Balance as of the Closing Date), plus

               (D) the aggregate amount of Excess Servicing paid to the Holder of the BCRC Certificate or to the Holder of any Supplemental Certificate(s) pursuant to Section 4.09(c) hereof on the preceding Distribution Date, minus

               (E) the Incremental Subordinated Amount for the second preceding Distribution Date, or if such date of determination is a Distribution Date, the preceding Distribution Date, plus

               (F) the Incremental Subordinated Amount for the immediately preceding Distribution Date, or if such date of determination is a Distribution Date, such Distribution Date, plus

               (G) the Subordinated Percentage multiplied by the aggregate amount of any increases in the Invested Amount resulting from any withdrawals from the Excess Funding Account since the preceding Distribution Date; and

               (y) the Required Subordinated Amount for such date of determination; plus

          (ii) the amount of any optional increase in the Available Subordinated Amount exercised by the Holder of the BCRC Certificate pursuant to Section 4.07(b) hereof;

     provided, however, that if the Required Subordination Draw Amount exceeds Available Retained Collections for any Distribution Date, the Available Subordinated Amount shall be further reduced by an amount equal to the sum of (A) the amount of such excess (but not by more than the Investor Default Amount for such Distribution Date) and (B) the amount of unpaid Adjustment Payments allocated to the Certificates as described in Section 4.05(a)(vi) hereof.

     "Calculation Agent" shall mean the Trustee or any other Calculation Agent selected by the Depositor which is reasonably acceptable to the Trustee.

     "Certificateholders" shall mean the Holders of the Certificates.

     "Certificates" shall mean, collectively, Class A Certificates and Class B Certificates.

     "Class A Additional Interest" shall have the meaning specified in Section 4.02(a) hereof.

     "Class A Carry-Over Amount" shall mean, with respect to Class A Certificates and for any Distribution Date with respect to which the Class A Certificate Rate is calculated on the basis of the Net Receivables Rate, the excess of (a) the Class A Monthly Interest for such Distribution Date determined as if such Class A Certificate Rate were calculated on the basis of the LIBOR formula set forth in clause (a) of the definition of Class A Certificate Rate over (b) the actual Class A Monthly Interest for such Distribution Date.

     "Class A Certificate" shall mean any one of the certificates executed and authenticated by the Trustee, substantially in the form of Exhibit A hereto.

     "Class A Certificate Rate" shall mean, with respect to any Interest Period, the lesser of (a) the sum of (i) LIBOR and (ii) ____% per annum and (b) the Net Receivables Rate for the Adjustment Date immediately preceding such Interest Period.

     "Class A Expected Final Payment Date" shall mean the September 2003 Distribution Date.

     "Class A Interest Shortfall" shall have the meaning specified in Section 4.02(a) hereof.

     "Class A Monthly Interest" shall have the meaning specified in Section 4.02(a) hereof.

     "Class B Additional Interest" shall have the meaning specified in Section 4.02(b) hereof.

     "Class B Carry-Over Amount" shall mean, with respect to Class B Certificates and for any Distribution Date with respect to which Class B Certificate Rate is calculated on the basis of the Net Receivables Rate, the excess of (a) the Class B Monthly Interest for such Distribution Date determined as if such Class B Certificate Rate were calculated on the basis of the LIBOR formula set forth in clause (a) of the definition of Class B Certificate Rate over (b) the actual Class B Monthly Interest for such Distribution Date.

     "Class B Certificate" shall mean any one of the certificates executed and authenticated by the Trustee, substantially in the form of Exhibit B hereto.

     "Class B Certificate Rate" shall mean, with respect to any Interest Period, the lesser of (a) the sum of (i) LIBOR and (ii) ____% per annum and (b) the Net Receivables Rate for the Adjustment Date immediately preceding such Interest Period.

     "Class B Expected Payment Date" shall mean the September 2003 Distribution Date.

     "Class B Interest Shortfall" shall have the meaning specified in Section 4.02(b) hereof.

     "Class B Monthly Interest" shall have the meaning specified in Section 4.02(b) hereof.

     "Closing Date" shall mean September__, 2000.

     "Controlled Accumulation Amount" means for any Distribution Date an amount sufficient together with a similar amount to be deposited on other Distribution Dates for the Controlled Accumulation Period to pay the outstanding Invested Amount given the Accumulation Period Length.

     "Controlled Accumulation Period" means, unless an Early Amortization Period shall have commenced prior thereto (other than an Early Amortization Period which has ended as described in clause (c) of the definition thereof), the period commencing on the Accumulation Period Commencement Date and ending upon the earliest to occur of (i) the commencement of the Early Amortization Period,
(ii) payment to the Investor Certificateholders of the full Invested Amount, and
(iii) the Series 2000-1 Termination Date.

     "Controlled Deposit Amount" means, for any Distribution Date, the sum of the (i) Controlled Accumulation Amount for such Distribution Date plus (ii) the Accumulation Shortfall for the related Distribution Date.

     "Daily Allocation" shall have the meaning specified in Section 4.01(a)(i).

     "Daily Principal Allocation" shall have the meaning specified in Section 4.01(b)(i), (ii) and (iii).

     "Deficiency Amount" shall have the meaning specified in Section 4.05 hereof.

     "Designated Manufacturer Overconcentrations," on any Distribution Date means the excess of (x) the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by the Designated Manufacturer which Eligible Receivables are included in the Pool on the last day of the Collection Period immediately preceding such Distribution Date over (y) 45% of the Pool Balance on the last day of such immediately preceding Collection Period, where the "Designated Manufacturer" is, collectively, Bombardier Inc. and its subsidiaries; provided, however, that the percentage specified in clause (y) of this definition and the entities included as Designated Manufacturer may be adjusted from time to time and no such adjustment shall be deemed an amendment of the terms hereof, but shall be an adjustment made in accordance with the terms hereof if, prior to each adjustment, the Rating Agency Condition is satisfied for such adjustment.

     "Distribution Date Statement" shall have the meaning specified in Section 5.02(a) hereof.

     "Early Amortization Event" shall mean any Early Amortization Event specified in Section 9.01 of the Agreement, together with any additional Early Amortization Event specified in Section 6.01 hereof.

     "Effective Distribution Date" shall have the meaning specified in Section
4.12 hereof.

     "Excess Funded Amount," shall mean an amount equal to the product of (a) the excess, if any, of (i) the Required Pool Balance as of the end of the immediately preceding day over (ii) the Pool Balance as of the end of such immediately preceding day and (b) a fraction the numerator of which is the Series 2000-1 Required Balance and the denominator of which is the aggregate of the required balances (including the Series 2000-1 Required Balance) for all Series providing for excess funding amounts or similar arrangements that are in their revolving periods or, if applicable, their amortization periods, all calculated as of the end of the immediately preceding day.

     "Excess Funding Account" shall have the meaning specified in Section 4.04(b)(i) hereof.

     "Excess Principal Collections" for all Series other than Series 2000-1, shall have the meanings specified in the Supplements for such Series and for Series 2000-1, shall have the meaning specified in Section 4.06(b)(i) or (ii) hereof.

     "Excess Reserve Fund Required Amount" shall mean, for any Distribution Date with respect to an Early Amortization Period, an amount equal to the greater of
(a) 5% of the Initial Principal Amount of the Certificates and (b) the excess of
(i) the Required Pool Balance (after giving effect to any changes thereto on such Distribution Date) over (ii) the Pool Balance (after giving effect to changes thereto on such Distribution Date); provided, however, that the Excess Reserve Fund Required Amount shall in no event exceed the Available Subordinated Amount for such Distribution Date.

     "Excess Retained Percentage" shall have the meaning assigned in the Agreement.

     "Excess Servicing" for any Distribution Date shall mean the amount, if any, specified pursuant to Section 4.06(a)(ix) hereof.

     "Floating Allocation Percentage," shall mean, as of any day, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the close of business on the immediately preceding day and the denominator of which is the Pool Balance as of the close of business on such immediately preceding day.

     "Incremental Subordinated Amount" shall mean, with respect to any Distribution Date, the result obtained by multiplying (a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period (or with respect to the first Distribution Date, the Invested Amount on the Closing Date) and the Available Subordinated Amount for such Distribution Date (calculated without subtracting or adding the Incremental Subordinated Amount for such Distribution Date as described in clause (x) of the definition of Available Subordinated Amount or clause (b) of the definition of Required Subordinated Amount), and the denominator of which is the Pool Balance on such last day by (b) the Overconcentration Amount on such Distribution Date.

     "Industry Overconcentrations" shall mean on any Distribution Date the excess of (x) the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by manufacturing entities that are part of the same industry (i.e., producing the same principal product, provided that products manufactured by Bombardier Inc. and its Affiliates shall not be included in the calculation of Industry Overconcentration), which Eligible Receivables are in the Pool on the last day of the Collection Period immediately preceding such Distribution Date over (y) an amount equal to 35% of the Pool Balance on the last day of such immediately preceding Collection Period; provided, however, that with respect to each industry specified below, the percentage in clause (y) of this definition shall be deemed to equal the percentage set forth opposite such industry:

            Industry                                               Percentage
         --------------                                           -----------
       Marine Products                                                45%
       Manufactured Housing                                           45%
       Recreational Vehicles                                          20%
       Lawn and Garden                                                10%
       Consumer Electronics and Appliances                            10%

provided further, that some or all of the percentages specified in this definition of Industry Overconcentrations may be adjusted from time to time without the consent of the Certificateholders and no such adjustment shall be deemed an amendment of the terms hereof, but shall be an adjustment in accordance with the terms hereof if prior to each adjustment the Rating Agency Condition has been satisfied.

     "Initial Principal Amount" shall mean $400,000,000.

     "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

     "Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Adjusted Invested Amount, minus (b) the amount, without duplication, of principal payments (except (i) principal payments made from the Excess Funding Account and (ii) any transfers from the Excess Funding Account to the Collection Account) made on the Certificates prior to such date, minus (c) the excess, if any, of the aggregate amount of Investor Charge-Offs over Investor Charge-Offs reimbursed pursuant to Section 4.08 hereof prior to such date.

     "Investment Proceeds" shall mean, with respect to any Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Series 2000-1 Accounts, together with an amount equal to the Series 2000-1 Investor Allocation Percentage of the net interest and other investment earnings on funds held in the Collection Account credited as of such date to the Collection Account pursuant to Section 4.02 of the Agreement.

     "Investor Charge-Offs" shall have the meaning specified in Section 4.08 hereof.

     "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the sum of the product of (a) the Defaulted Amount for each day of the related Collection Period and (b) the Floating Allocation Percentage for each such day.

     "Investor Non-Principal Collections" shall mean, with respect to any Distribution Date, the sum for each Deposit Date in the related Collection Period of an amount equal to the product of (i) the Floating Allocation Percentage for each such Deposit Date and (ii) Non-Principal Collections received by the Servicer on each such Deposit Date.

     "LIBOR" shall mean, with respect to any Interest Period, the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the related Adjustment Date which appears on Telerate Page 3750 on the Bridge Telerate Markets Report, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices, as of 11:00 A.M., London time, on such date of calculation. If such rate does not appear on Telerate Page 3750, LIBOR with respect to such Interest Period will be determined at approximately 11:00 A.M., London time, on such Adjustment Date on the basis of the rates at which deposits in United States dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) to prime banks in the London interbank market for a period equal to the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded upwards or downwards, as the case may be, to the nearest whole multiple of 0.0625% per annum; provided, however, that any amount falling in the middle shall be rounded up to the nearest whole multiple of 0.0625%) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Period will be the arithmetic mean (rounded upwards or downwards as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such Adjustment Date by three major banks in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.

     "London Business Day" shall mean any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     "Manufacturer Overconcentrations," on any Distribution Date means the excess of (x) the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by any single manufacturing entity (other than the Designated Manufacturer described in the definition of "Designated Manufacturer Overconcentrations"), which Eligible Receivables are included in the Pool on the last day of the Collection Period immediately preceding such Distribution Date over (y) 15% of the Pool Balance on the last day of such immediately preceding Collection Period; provided, that the percentage specified in clause (y) may be adjusted from time to time without the consent of the Certificateholders and no such adjustment shall be deemed an amendment of the terms hereof, but shall be an adjustment in accordance with the terms hereof if, prior to each adjustment, the Rating Agency Condition is satisfied for such adjustment.

     "Monthly Interest" shall mean with respect to any Distribution Date, the sum of Class A Monthly Interest and Class B Monthly Interest.

     "Monthly Payment Rate" shall mean, for any Collection Period, the percentage obtained by dividing the aggregate Principal Collections for such Collection Period by the average daily Pool Balance for such Collection Period.

     "Monthly Principal" shall mean, with respect to any Distribution Date, the amount specified in Section 4.03 hereof.

     "Monthly Servicing Fee" shall have the meaning specified in Section 3.01 hereof.

     "Net Receivables Rate" shall mean, for any Adjustment Date, (a) the weighted average interest rates borne by the Receivables included in the Pool for the preceding Collection Period minus (b) 2%, if BCI is the Servicer or, if BCI is not the Servicer, 3%.

     "Net Servicing Fee" shall have the meaning specified in Section 3.01 hereof.

     "Net Servicing Fee Rate" shall mean 1%, if BCI is the Servicer, 2%, if BCI is not the Servicer, or for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0%.

     "Obligor Overconcentrations" shall mean, on any Distribution Date and with respect to any Account, the excess of (a) the aggregate principal amount of Eligible Receivables in such Account on the last day of the Collection Period immediately preceding such Distribution Date over (b) 2% of the Pool Balance with respect to Specified Obligors and 1.5% of the Pool Balance with respect to all other Obligors, in each case such concentrations calculated with respect to the Pool Balance on the last day of such immediately preceding Collection Period. As used in this definition, "Specified Obligors" shall mean any Obligor with respect to one of the six largest Accounts in the Trust calculated on the basis of the amount of Principal Receivables in such Account. The percentages specified in this definition and the manner of determining the Specified Obligors may be adjusted from time to time without the consent of the Certificateholders and no such adjustment shall be deemed an amendment of the terms hereof, but shall be an adjustment in accordance with the terms hereof if, prior to each adjustment, the Rating Agency Condition is satisfied for such adjustment.

     "Overconcentration Amount," on any Distribution Date, shall mean the sum of (without duplication) the Obligor Overconcentrations, the Manufacturer Overconcentrations, the Designated Manufacturer Overconcentrations and the Industry Overconcentrations for such Distribution Date.

     "Pool Factor" shall mean, with respect to any Distribution Date, a number carried out to eleven decimals representing the ratio of the Invested Amount as of such Distribution Date (determined after taking into account any increases or decreases in the Invested Amount which will occur on such Distribution Date) to the Adjusted Invested Amount.

     "Principal Account" shall have the meaning specified in Section 4.04(c)(i) hereof.

     "Principal Allocation Percentage," shall mean, with respect to any date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the Pool Balance as of the close of business the day immediately preceding the day of calculation.

     "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the principal balance of the Certificates on such Distribution Date, (ii) accrued and unpaid interest on the unpaid principal balances of the Certificates (calculated on the basis of the outstanding principal balance of the Class A Certificates and Class B Certificates at the Class A Certificate Rate and Class B Certificate Rate, respectively, through the day preceding such Distribution Date), (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed on the Certificates on a prior Distribution Date, and (iv) the Class A Carry-Over Amount and Class B Carry-Over Amount, if any, for such Distribution Date and any Class A Carry-Over Amount and Class B Carry-Over Amount previously due but not distributed on the Certificates on a prior Distribution Date.

     "Required Investor Percentage" shall mean, with respect to the Certificates, 104%; provided, however, that the Depositor may adjust the Required Investor Percentage without the consent of the Certificateholders and such adjustment shall not be deemed an amendment of the terms hereof, but shall be an adjustment in accordance with the terms hereof if, prior to each adjustment, the Rating Agency Condition is satisfied.

     "Required Subordinated Amount" shall mean, as of any date of determination, the sum of (a) the product of (i) the Subordinated Percentage and (ii) the Invested Amount on such date and (b) the Incremental Subordinated Amount for the immediately preceding Distribution Date or, if such date of determination is a Distribution Date, for such date; provided, however, that for any date prior to the end of the Revolving Period, the Required Subordinated Amount shall in no event be less than an amount equal to the sum of (x) 3.75% of the Initial Principal Amount of the Certificates and (y) the Incremental Subordinated Amount for the immediately preceding Distribution Date or, if such date of determination is a Distribution Date, for such date; provided further, that upon the commencement of Controlled Accumulation Period or if an Early Amortization Event occurs, the Required Subordinated Amount for each date of determination thereafter shall equal the Required Subordinated Amount as of the close of business on the day preceding the first day of the Controlled Accumulation Period or the day on which such Early Amortization Event occurs. On the Closing Date, the Required Subordinated Amount shall be $[__________].

     "Required Subordination Draw Amount" shall have the meaning specified in
Section 4.05 hereof.

                     "Reserve Fund" shall have the meaning specified in Section 4.04(a)(i) hereof.

     "Reserve Fund Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which (i) the Reserve Fund Required Amount for such Distribution Date exceeds (ii) the amount of funds on deposit in the Reserve Fund after giving effect to any withdrawals therefrom on such Distribution Date.

     "Reserve Fund Required Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) 0.50% and (b) the outstanding principal balance of the Certificates for such Distribution Date (after giving effect to any reduction thereof on such Distribution Date).

     "Retained Percentage," shall have the meaning assigned in the Agreement.

     "Revolving Period" shall mean the period beginning at the opening of business on the Series Cut-Off Date and ending on the earlier of (a) the last day of the Collection Period ending on the day prior to the Accumulation Period Commencement Date and (b) the close of business on the Business Day immediately preceding the day on which an Early Amortization Period commences; provided, however, that if any Early Amortization Period ends as described in clause (c) of the definition thereof, the Revolving Period will recommence as of the close of business on the day such Early Amortization Period ends.

     "Series Cut-Off Date" shall mean September 1, 2000.

     "Series Issuance Date" shall mean, for Series 2000-1, the Closing Date.

     "Series 2000-1 Accounts" shall have the meaning specified in Section 4.04(d)(i) hereof.

     "Series 2000-1 Available Retained Collections" shall mean, with respect to any Deposit Date, an amount equal to the product of (a) the Available Retained Collections for such Deposit Date and (b) a fraction, the numerator of which is the Available Subordinated Amount and the denominator of which is the Pool Available Subordinated Amount, in each case on such Deposit Date.

     "Series 2000-1 Excess Principal Collections" shall mean that portion of Excess Principal Collections allocated to Series 2000-1 pursuant to Section 4.10 hereof.

     "Series 2000-1 Investor Allocation Percentage" for any Collection Period shall mean the percentage derived from the fraction the numerator of which is the Invested Amount as of the last Business Day preceding such Collection Period and the denominator of which is the Pool Invested Amount on the last Business Day preceding such Collection Period.

     "Series 2000-1 Principal Shortfall" shall have the meaning specified in
Section 4.10 hereof.

     "Series 2000-1 Required Balance," shall mean, as of any date of determination, the sum of (i) the Required Investor Percentage multiplied by the Adjusted Invested Amount as of the close of business on the immediately preceding day and (ii) the Available Subordinated Amount as of the close of business on such immediately preceding day.

     "Series 2000-1 Termination Date" shall mean the September 2005 Distribution Date.

     "Servicing Fee Rate" shall mean, with respect to the Certificates, 2% if BCI is the Servicer, or 3% if BCI is not the Servicer, or, for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0%.

     "Subordinated Percentage" shall equal the percentage equivalent of a fraction, the numerator of which is 5.5% and the denominator will be the excess of 100% over 5.5%.

     "Telerate Page 3750" shall mean the display page currently so designated on the Bridge Telerate Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Termination Proceeds" shall mean any Termination Proceeds arising out of a sale of Receivables (or interests therein) pursuant to Section 12.02(c) of the Agreement with respect to Series 2000-1.

     "Variable Funding Percentage," shall have the meaning assigned in the Agreement.

     SECTION 2.02. Interpretive Provisions.

     (a) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to the Certificates, Standard & Poor's and Moody's. As used in this Series Supplement and in the Agreement with respect to the Certificates, "highest investment category" shall mean (i) in the case of Standard & Poor's, AAA and A-1+, as applicable, and (ii) in the case of Moody's, Aaa and P-1, as applicable.

     (b) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in Section 2.01 of this Series Supplement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (c) For purposes of calculating the Required Pool Balance under the Agreement, (I) the amount for Series 2000-1 to be used in clause (i) of the definition of Required Pool Balance contained in Section 1.01 of the Agreement shall be calculated as follows: the product of (x) the Required Investor Percentage and (y) the Adjusted Invested Amount and (II) the amount for Series 2000-1 to be used in clause (iii) of the definition of Required Pool Balance in
Section 1.01 of the Agreement shall be calculated as the amount equal to the positive difference, if any, between the amount on deposit in the Reserve Fund and the Reserve Fund Required Amount.

     (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation."

                                   ARTICLE III

                                  Servicing Fee

     SECTION 3.01. Servicing Compensation. The monthly servicing fee hereunder shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the Series 2000-1 Termination Date and the first Distribution Date on which the Invested Amount is zero. An amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the Collection Period second preceding such Distribution Date (the "Monthly Servicing Fee") shall be paid on behalf of the Certificateholders pursuant to Sections 4.06(a)(iii) and (vi); provided, however, that with respect to the first Distribution Date, the Monthly Servicing Fee shall be equal to $[__________]. A portion of the Monthly Servicing Fee (the "Net Servicing Fee") will be payable in the priority set forth in Section 4.06(a) and, on each such Distribution Date shall be an amount equal to one-twelfth of the product of (a) the Net Servicing Fee Rate and (b) the Invested Amount as of the last day of the Collection Period second preceding such Distribution Date; provided, however, that with respect to the first Distribution Date the Net Servicing Fee shall be $[__________]. The remaining portion of the Servicing Fee not allocable to the Certificates shall be paid by the Holder of the BCRC Certificate, the Holder(s) of any Supplemental Certificates(s), the Holder of the Variable Funding Certificate and the Holders of other outstanding Series of Investor Certificates, and in no event shall the Trust, the Trustee or the Holders of the Certificates be liable for any such remaining portion. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement.

     The Servicer will be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Distribution Date by written notice given to the Trustee at least two Business Days prior to such Distribution Date; provided, however, that the Servicer believes that sufficient Non-Principal Collections will be available on any future Distribution Date to pay the Monthly Servicing Fee relating to the amount thereof so waived. If the Servicer so waives the Monthly Servicing Fee for any Distribution Date, the Monthly Servicing Fee (including the Net Servicing Fee) for such Distribution Date shall be deemed to be zero for all purposes of this Series Supplement and the Agreement; and provided further, that such Monthly Servicing Fee shall be paid on a future Distribution Date solely to the extent amounts are available therefor pursuant to Section 4.09(b) hereof.

                                   ARTICLE IV

                        Rights of Certificateholders and
                    Allocation and Application of Collections

     SECTION 4.01. Collections and Allocations for Series 2000-1.

     (a) Allocations of Non-Principal Collections and Series 2000-1 Available Retained Collections. The Servicer shall, on or prior to the close of business on each Deposit Date, allocate the following amounts as set forth below:

          (i) During the Revolving Period and the Controlled Accumulation Period, the Servicer shall allocate to Series 2000-1 an amount equal to the sum of (1) the product of (x) the Floating Allocation Percentage for such Deposit Date and (y) the aggregate amount of Non-Principal Collections on such Deposit Date and (2) the Series 2000-1 Available Retained Collections for such Deposit Date (such amount for any

     Deposit Date, the "Daily Allocation"), and of that allocation, deposit and retain in the Collection Account an amount not less than the lesser of (I) the Daily Allocation on such Deposit Date and (II) the difference between
     (q) the sum of (1) Monthly Interest, any Class A Carry-Over Amount and any Class B Carry-Over Amount for the related Distribution (provided that prior to the Adjustment Date, the Servicer shall calculate such Monthly Interest in good faith assuming that the Class A Certificate Rate and the Class B Certificate Rate for the Interest Period commencing during such Collection Period are the same as the corresponding rates for the Interest Period ending during such Collection Period), (2) if BCI is not the Servicer, the Monthly Servicing Fee for the current Collection Period, (3) the sum for each day through such Deposit Date of the Floating Allocation Percentage of the Defaulted Amount, and (4) the Reserve Fund Deposit Amount, if any, for the immediately preceding Distribution Date (after giving effect to any withdrawals from or deposits to the Reserve Fund on such Deposit Date and
     (r) the amounts previously deposited in the Collection Account for the current Collection Period pursuant to this Section 4.01(a)(i) and the remainder of such Daily Allocation shall be retained by the Servicer for allocation pursuant to Sections 4.01(c), 4.06(a) and 4.07 hereof.

          (ii) During the Controlled Accumulation Period, allocate to Series 2000-1 and deposit and retain in the Collection Account an amount equal to the Daily Allocation for such Deposit Date.

     (b) Allocations of Principal Collections. The Servicer shall, on or prior to the close of business on each Deposit Date, apply the following amounts, as set forth below:

          (i) During the Revolving Period, allocate to Series 2000-1 an amount equal to the product of (x) the Floating Allocation Percentage for such Deposit Date and (y) the aggregate amount of Principal Collections on such Deposit Date (such product for any Deposit Date, the "Daily Principal Allocation"), which amount shall be retained by the Servicer for application in accordance with Section 4.06(b); provided, however, that the Daily Principal Allocation for any Deposit Date shall be retained by the Servicer only if the Pool Balance for the immediately preceding Business Day (determined after giving effect to any Principal Receivables transferred to the Trust through the close of business on such Business
     Day) exceeds the Required Pool Balance for such Business Day (calculated before giving effect to any deposits to the Excess Funding Account and any excess funding account for any other Series in their revolving period or, if applicable, their amortization period through the close of business on such Business Day) and otherwise shall be deposited in the Excess Funding Account in an amount up to the Excess Funded Amount for such Deposit Date minus the amount then on deposit in the Excess Funding Account and the remainder shall be retained by the Servicer for application in accordance with Section 4.06(b) hereof.

          (ii) During the Controlled Accumulation Period, allocate to Series 2000-1 and deposit and retain in the Collection Account an amount equal to the Daily Principal Allocation (which, during the Controlled Accumulation Period, shall be an amount equal to the product of (x) the Principal Allocation Percentage for such Deposit Date and (y) the aggregate amount of Principal Collections on such Deposit
     Date); provided, however, that if the sum of the Daily Principal Allocations for the same Collection Period exceeds the Controlled Deposit Amount for the related Distribution Date, then such excess shall not be deposited in the Collection Account but shall be retained by the Servicer for application in accordance with Section 4.06(d) hereof; provided further, however, that such excess for any Deposit Date shall be retained by the Servicer only if the Pool Balance for the immediately preceding Business Day (determined after giving effect to any Principal Receivables transferred to the Trust through the close of business on such Business
     Day) exceeds the Required Pool Balance for such Business Day (calculated before giving effect to any deposits to the Excess Funding Account and any excess funding account for any other Series in their revolving period or, if applicable, their amortization period through the close of business on such Business Day) and otherwise shall be deposited in the Excess Funding Account in an amount up to the Excess Funded Amount for such Deposit Date minus the amount then on deposit in the Excess Funding Account and the remainder shall be retained by the Servicer for application in accordance with Section 4.06(c) hereof.

          (iii) During any Early Amortization Period, allocate to Series 2000-1 and deposit and retain in the Collection Account an amount equal to the Daily Principal Allocation (which, during any Early Amortization Period shall be an amount equal to the product of (x) the Principal Allocation Percentage for such Deposit Date and (y) the aggregate amount of Principal Collections on such Deposit Date); provided, however, that after the date on which an amount of such Daily Principal Allocations equal to the outstanding principal balance of the Class A Certificates and the Class B Certificates has been deposited into the Collection Account and allocated to Series 2000-1, the amount determined in accordance with this subparagraph (iii) in excess thereof shall be retained by the Servicer for application in accordance with Section 4.06(c) hereof.

     (c) On the second Business Day preceding each Distribution Date with respect to the Revolving Period or the Controlled Accumulation Period, the Servicer shall deposit in the Collection Account an amount equal to the sum of
(1) the excess, if any, of any Daily Allocation (or portion thereof) consisting of the Floating Allocation Percentage of Non- Principal Collections retained by the Servicer and not deposited in the Collection Account during the related Collection Period over the amounts required to be distributed on the related Distribution Date pursuant to clauses (i) through (viii) of Section 4.06(a), provided that if BCI is the Servicer, BCI may make such deposit net of the Monthly Servicing Fee and (2) the excess, if any, of any Daily Allocation (or portion thereof) consisting of the sum of the Series 2000-1 Available Retained Collections for the related Collection Period retained by the Servicer and not deposited in the Collection Account over the amounts required to be distributed on the related Distribution Date out of Series 2000-1 Available Retained Collections pursuant to Section 4.07.

     The withdrawals to be made from the Collection Account pursuant to this
Section 4.01 do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Certificates pursuant to Section 2.03 of the Agreement, payment of the purchase price for the

Certificates pursuant to Section 7.01 hereof and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or 12.02 of the Agreement.

                     SECTION 4.02.  Monthly Interest.


     (a) The amount of monthly interest with respect to the Class A Certificates ("Class A Monthly Interest") on any Distribution Date shall be an amount equal to (x) the actual number of days elapsed in the related Interest Period divided by 360 days, multiplied by (y) the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal allocated to the Class A Certificates on such preceding Distribution Date, if any); provided, however, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to $[__________].

     Two Business Days prior to each Distribution Date, the Servicer shall determine and notify the Trustee in the Distribution Date Statement of the excess, if any, of (x) the sum of Class A Monthly Interest for the Interest Period applicable to such Distribution Date plus the amount, if any, of the Class A Interest Shortfall which was due but not paid on the prior Distribution Date over (y) the amount which will be available to be distributed with respect to the Class A Certificates on such Distribution Date in respect thereof pursuant to this Series Supplement (such excess, the "Class A Interest Shortfall"). If, on any Distribution Date, the Class A Interest Shortfall is greater than zero, then an additional amount ("Class A Additional Interest") equal to (x) the actual number of days in the Interest Period commencing on such Distribution Date divided by 360 days multiplied by (y) the product of (i) the Class A Certificate Rate for such Interest Period and (ii) such Class A Interest Shortfall shall be payable as provided herein with respect to the Class A Certificates on the Distribution Date following such Distribution Date. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be distributed with respect to the Class A Certificates only to the extent permitted by applicable law.

     (b) The amount of monthly interest with respect to the Class B Certificates ("Class B Monthly Interest") on any Distribution Date shall be an amount equal to (x) the actual number of days elapsed in the related Interest Period divided by 360 days multiplied by (y) the product of (i) the Class B Certificate Rate and (ii) the outstanding principal balance of the Class B Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal allocated to the Class B Certificates on such preceding Distribution Date, if any); provided, however, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to $[_________]

     Two Business Days prior to each Distribution Date, the Servicer shall determine and notify the Trustee in the Distribution Date Statement of the excess, if any, of (x) the sum of the Class B Monthly Interest for the Interest Period applicable to such Distribution Date plus the amount, if any, of the Class B Interest Shortfall which was due but not paid on the prior Distribution Date over (y) the amount which will be available to be distributed with respect to the Class B Certificates on such Distribution Date in respect thereof pursuant to this Series Supplement (such excess, the "Class B Interest Shortfall"). If, on any Distribution Date, the Class B Interest Shortfall is greater than zero, then an additional amount ("Class B Additional Interest") equal to (x) the actual number of days in the Interest Period commencing on such Distribution Date divided by 360 days multiplied by (y) the product of (i) the Class B Certificate Rate for such Interest Period and (ii) such Class B Interest Shortfall shall be payable as provided herein with respect to the Class B Certificates on the Distribution Date following such Distribution Date. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be distributed only to the extent permitted by applicable law.

     (c) Any and all determinations made by the Servicer pursuant to this
Section 4.02 shall be communicated in writing and delivered to the Trustee no later than the Business Day preceding the relevant Distribution Date.

     SECTION 4.03. Determination of Monthly Principal. The amount of Monthly Principal distributable with respect to the Certificates on each Distribution Date with respect to an Early Amortization Period shall be equal to the Available Investor Principal Collections with respect to such Distribution Date; provided, however, that Monthly Principal shall in no event exceed the aggregate outstanding principal balance of the Class A and Class B Certificates.

     SECTION 4.04. Establishment of Reserve Fund, Excess Funding Account and Principal Account.


     (a)(i) The Servicer, for the benefit of the Certificateholders, shall cause the Trustee to establish and maintain with an Eligible Institution, to be held on behalf of the Trust, an Eligible Deposit Account (the "Reserve Fund") which shall be identified as the "Reserve Fund for the Bombardier Receivables Master Trust, Series 2000-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

          (ii) At the written direction of the Servicer, funds on deposit in the Reserve Fund shall be invested by the Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Distribution Date. All Eligible Investments shall be held in the Reserve Fund for the benefit of the Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund received prior to such Distribution Date shall be applied as set forth in
     Section 4.06(a) hereof. Funds deposited in the Reserve Fund on a Business Day (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

          (b)(i) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee with an Eligible Institution, on behalf of the Trust, an Eligible Deposit Account (the "Excess Funding Account"), which shall be identified as the "Excess Funding Account for Bombardier Receivables Master Trust, Series 2000-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

     (ii) At the written direction of the Servicer, funds on deposit in the Excess Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) of funds on deposit in the Excess Funding Account shall be applied as set forth in Section 4.06(a) hereof.

     (c)(i) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee with an Eligible Institution, on behalf of the Trust, an Eligible Deposit Account (the"Principal Account"), which shall be identified as the "Principal Account for Bombardier Receivables Master Trust, Series 2000-1"and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders

     (ii) At the written direction of the Servicer, funds on deposit in the Principal Account shall be invested by the Trustee in Eligible Investments. All Eligible Investments shall be held in the Principal Account for the benefit of the Certificateholders. On each Distribution Date, the Servicer will credit to the Collection Account any investment earnings (net of losses and investment expenses) with respect to the Principal Account. On the earlier to occur of the Class A Expected Final Payment Date or the first Distribution Date following the occurrence of an Early Amortization Event, amounts in the Principal Account will be withdrawn and used to pay principal on the Class A Certificates until the Class A Certificates are paid in full and then will be used to pay the Class B Certificates until the Class B Certificates are paid in full. After the payment in full of the aggregate principal balance of the Certificates, any funds remaining on deposit in the Principal Account will be paid to the holder of the BCRC Certificate.

     (d)(i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Reserve Fund, the Excess Funding Account and the Principal Account (collectively the "Series 2000-1 Accounts") and in all proceeds thereof. The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Series 2000-1 Accounts and in all proceeds thereof. The Series 2000-1 Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If, at any time, any of the Series 2000-1 Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Series 2000-1 Account meeting the conditions specified in subsection (a)(i) or (b)(i), as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series 2000-1 Account. Neither the Depositor, the Servicer

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

     nor any person or entity claiming by, through or under the Depositor, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 2000-1 Account, except as expressly provided herein. Schedule I hereto, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 2000-1 Account by setting forth the Eligible Institution with which the Series 2000-1 Account is established, the account number of each such account and the account designation of each such account. If a substitute Series 2000-1 Account is established pursuant to this Section 4.04, the Servicer shall provide to the Trustee an amended
     Schedule I, setting forth the relevant information for such substitute Series 2000-1 Account.

     (ii) Pursuant to the authority granted to the Servicer in Section 3.01(a) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to take withdrawals and payments from the Series 2000-1 Accounts for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

     SECTION 4.05. Deficiency Amount. With respect to each Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which:

          (a) the sum of:

          (i) Monthly Interest for such Distribution Date,

          (ii) any Monthly Interest previously due but not distributed with respect to the Certificates on a prior Distribution Date,

          (iii) Additional Interest, if any, for such Distribution Date and any Additional Interest previously due (to the extent permitted under applicable law) but not distributed on the Certificates on a prior Distribution Date,

          (iv) the Net Servicing Fee for such Distribution Date,

          (v) the Investor Default Amount, if any, for such Distribution Date, and

          (vi) the Series 2000-1 Investor Allocation Percentage of the amount of any Adjustment Payment required to be deposited in the Collection Account pursuant to Section 3.09(a) of the Agreement with respect to the related Collection Period that has not been so deposited as of such Determination Date, exceeds, (b) the sum of:

          (i) Investor Non-Principal Collections plus any Investment Proceeds with respect to such Distribution Date, and

          (ii) the amount of funds in the Reserve Fund which are available pursuant to Section 4.07(a) hereof to cover any portion of the amount, if any, by which the amount of clause (a) exceeds the amount of clause (b)(i).

The "Required Subordination Draw Amount" shall be the lesser of (x) the Deficiency Amount and (y) the Available Subordinated Amount on the related Determination Date.

     SECTION 4.06. Application of Investor Non-Principal Collections, Investment Proceeds and Available Investor Principal Collections. The Servicer shall cause the Trustee to make the following distributions on each Distribution Date based on the information contained in the Distribution Date Statement.

     (a) On each Distribution Date, an amount equal to the sum of Investor Non-Principal Collections and any Investment Proceeds with respect to such Distribution Date shall be distributed in the following priority:

          (i) first, an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, plus, but only to the extent permitted under applicable law, the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, shall be distributed to the Class A Certificateholders;

          (ii) second, an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date, plus, but only to the extent permitted under applicable law, the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date, shall be distributed to the Class B Certificateholders;

          (iii) third, an amount equal to the Net Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account or waived);

          (iv) fourth, an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

          (v) fifth, an amount equal to the Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date and distributed as provided in Section 4.06(b), 4.06(c), or 4.06(d) below, as applicable;

          (vi) sixth, an amount equal to the remainder of the Monthly Servicing Fee for such Distribution Date, if any, due but not paid the Servicer shall be paid to the Servicer (unless such amount has been netted against deposits to the Collection Account or waived);

          (vii) seventh, an amount equal to the Class A Carry-Over Amount, if any, for such Distribution Date, plus the amount of any Class A Carry-Over Amount previously due but not distributed with respect to the Class A Certificates on a prior Distribution Date, shall be distributed to the Class A Certificateholders;

          (viii) eighth, an amount equal to the Class B Carry-Over Amount, if any, for such Distribution Date, plus the amount of any Class B Carry-Over Amount previously due but not distributed on Class B Certificates on a prior Distribution Date, shall be distributed to the Class B
     Certificateholders; and

          (ix) ninth, the balance, if any, shall constitute Excess Servicing and shall be allocated and distributed as set forth in Section 4.09 hereof.

     (b) On each Distribution Date with respect to the Revolving Period, the Trustee shall apply Available Investor Principal Collections for such Distribution Date in accordance with the written directions of the Servicer, first, to make a deposit into the Excess Funding Account in an amount equal to the Excess Funded Amount as of the close of business on the preceding Business Day minus the amount then on deposit in the Excess Funding Account, and second, an amount equal to the balance (such balance being part of "Excess Principal Collections"), if any, of such Available Investor Principal Collections shall be applied in accordance with Section 4.04 of the Agreement.

     (c) On each Distribution Date with respect to an Early Amortization Period, an amount equal to Available Investor Principal Collections for such Distribution Date shall be distributed in the following order of priority:

          (i) first, an amount equal to the Monthly Principal for such Distribution Date will be distributed first to the holders of the Class A Certificates until the principal amount thereof is reduced to zero, and then to the holders of the Class B Certificates until the principal amount thereof is reduced to zero; and

          (ii) second, an amount equal to the balance (such balance being part of "Excess Principal Collections"), if any, of such Available Investor Principal Collections shall be applied in accordance with Section 4.04 of the Agreement.

          (d) On each Distribution Date with respect to the Controlled Accumulation Period, an amount equal to Available Investor Principal Collections for such Distribution Date shall be distributed in the following order of priority:

          (i) on each Distribution Date prior to the Class A Expected Final Payment Date:

          (A) first, an amount equal to the Controlled Deposit Amount will be deposited into the Principal Account;

          (B) second, an amount, if any, equal to the excess of the Excess Funded Amount over the amount then on deposit in the Excess Funding Account will be deposited into the Excess Funding Account; and

          (C) third, an amount equal to the balance (such balance being part of "Excess Principal Collections"), if any, of such Available Investor Principal Collections shall be applied in accordance with Section 4.04 of the Agreement;

          (ii) on any Distribution Date subsequent to or that is the Class A Expected Final Payment Date:

          (A) first, to the Class A Certificates, an amount equal to the lesser of (x) the principal balance of the Class A Certificates and (y) the Available Investor Principal Collections for such date;

          (B) second, after the principal balance of the Class A Certificates has been reduced to zero, to the Class B Certificates, an amount equal to the lesser of (x) the outstanding principal balance of the Class B Certificates and (y) the Available Investor Principal Collections for such date (after giving effect to any portion thereof distributable to the Class A Certificates pursuant to clause (A) above); and

          (C) third, an amount equal to the balance of such Available Investor Principal Collections, if any, after giving effect to any portion thereof distributable to the Class A Certificates and the Class B Certificates pursuant to clauses (A) and (B) above, (such balance being part of "Excess Principal Collections") shall be applied in accordance with Section 4.04 of the Agreement.

          (e) The distributions to be made pursuant to this Section 4.06 are subject to the provisions of Section 2.03, Section 9.02, Section 10.01 and
     Section 12.02 of the Agreement and Section 8.01 and Section 8.02 of this Series Supplement.

     SECTION 4.07. Application of Reserve Fund and Available Subordinated
Amount.


     (a) If the Investor Non-Principal Collections and Investment Proceeds on any Distribution Date are not sufficient to make the entire distributions required on such Distribution Date by clauses (i), (ii), (iii) and (v) of
Section 4.06(a) hereof, the Servicer shall by written instruction cause the Trustee to withdraw funds from the Reserve Fund to the extent available therein, and apply such funds to complete the distributions pursuant to clauses (i), (ii), (iii) and (v) of Section 4.06(a) hereof.

     (b) If there is a Deficiency Amount for such Distribution Date, the Servicer shall apply or cause the Trustee to apply the aggregate amount of Series 2000-1 Available Retained Collections for the related Collection Period, but only up to the amount of the Required Subordination Draw Amount, to make up the shortfall in the distributions required by clauses (i), (ii), (iii) and (v) of Section 4.06(a) hereof that have not been made through the application of funds from the Reserve Fund in accordance with subsection (a) of this Section
4.07. Any such Series 2000-1 Available Retained Collections remaining after the application thereof pursuant to the preceding sentence shall be treated as a portion of Available Investor Principal Collections for such Distribution Date, but only up to the amount of unpaid Adjustment Payments allocated to the Certificates as described in Section 4.05(a)(vi) hereof. The Holder of the BCRC Certificate may elect to increase the Available Subordinated Amount, up to a maximum aggregate increase equal to 1% of the Initial Principal Amount in order to avoid the occurrence of an Early Amortization Event pursuant to Section 6.01(a) hereof.

     (c) After giving effect to the allocations of, distributions from, and deposits to, the Reserve Fund made pursuant to Section 4.01(c), Section 4.04 and
Section 4.06(a) hereof and subsections (a) and (d) of this Section 4.07, (i) if the amount in the Reserve Fund is greater than the Reserve Fund Required Amount (or, for any Distribution Date with respect to an Early Amortization Period, the Excess Reserve Fund Required Amount) for such Distribution Date, then the Servicer shall direct the Trustee in writing to withdraw and distribute such excess amount (or otherwise make such amount available) to the Holder of the BCRC Certificate and (ii) if the amount in the Reserve Fund is less than such Reserve Fund Required Amount, then the Trustee shall transfer to the Eligible Institution holding the Reserve Fund any remaining Series 2000-1 Available Retained Collections (to the extent of the Available Subordinated Amount) for the related Collection Period for deposit into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. If the outstanding principal balance of the Certificates is greater than zero on the Series 2000-1 Termination Date, any funds in the Reserve Fund will be treated as Available Investor Principal Collections for the Distribution Date occurring on the Series 2000-1 Termination Date. Upon payment in full of the outstanding principal balance of the Certificates, any funds remaining on deposit in the Reserve Fund shall be paid (or made available) to the Holder(s) of the BCRC Certificate and any Supplemental Certificate(s), pro rata in accordance with the respective percentage interests thereof.

     (d) If, for any Distribution Date with respect to an Early Amortization Period, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to Section 4.01(c), Section 4.04 and
Section 4.06(a) hereof and subsection (a) of this Section 4.07, the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount for such Distribution Date, the Trustee shall deposit any remaining Series 2000-1 Available Retained Collections (to the extent of the Available Subordinated Amount) for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount.

     (e) The balance of the Series 2000-1 Available Retained Collections for the related Collection Period on any Distribution Date, after giving effect to any distributions thereof pursuant to subsections (b), (c) and (d) of this Section
4.07 and the distributions in respect of other Series referred to in subsections
(b), (c) and (d) of this Section 4.07, shall be distributed to the Holder(s) of the BCRC Certificate and any Supplemental Certificate(s), pro rata in accordance with the respective percentage interests thereof, on such Distribution Date.

     SECTION 4.08. Investor Charge-Offs. If, on any Distribution Date on which the Available Subordinated Amount (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) is zero and the Deficiency Amount for such Distribution Date is greater than zero, the Invested Amount shall be reduced by the excess of such Deficiency Amount over any remaining Available Subordinated Amount on the related Determination Date, but not by more than the Investor Default Amount for such Distribution Date (an "Investor Charge-Off"). Investor Charge-Offs shall thereafter be reimbursed (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs) on any Distribution Date by the sum of (a) Allocable Miscellaneous Payments with respect to such Distribution Date and (b) the amount of Excess Servicing allocated and available for that purpose pursuant to Section 4.09(a) hereof.

     SECTION 4.09. Excess Servicing. The Servicer shall by written instruction cause the Trustee to apply to the extent not already so distributed, on each Distribution Date, Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date, to make the following distributions in the following priority:

     (a) an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed as provided in Section 4.08 hereof (after giving effect to the allocation on such Distribution Date of any amount for that purpose pursuant to Section 4.08(a) hereof) shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

     (b) an amount equal to the aggregate outstanding amounts of any Monthly Servicing Fees which have been previously waived pursuant to Section 3.01 hereof and which have not been previously paid pursuant to this Section 4.09(b) shall be distributed to the Servicer; and

     (c) the balance, if any, shall be distributed (or otherwise made available) to the Holder(s) of the BCRC Certificate and any Supplemental Certificate(s), pro rata in accordance with the respective percentage interests thereof.

     SECTION 4.10. Principal Collections.


     (a) The "Series 2000-1 Excess Principal Collections," with respect to any Distribution Date, shall mean Excess Principal Collections for all Series for such Distribution Date in an amount equal to the lesser of (a) the Series 2000-1 Principal Shortfall, if any, for such Distribution Date and (b) an amount equal to the product of (x) Excess Principal Collections for all Series for such Distribution Date and (y) a fraction, the numerator of which is the Series 2000-1 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Distribution Date.

     (b) The "Series 2000-1 Principal Shortfall" for:

          (x) any Distribution Date with respect to the Controlled Accumulation Period shall equal the excess of (i) the Controlled Deposit Amount over
     (ii) Available Investor Principal Collections for such Distribution Date;

          (y) any Distribution Date with respect to an Early Amortization Period shall equal the excess, if any, of (i) the Invested Amount (plus, in the case of the first Distribution Date following the end of the Collection Period in which an Early Amortization Period shall have commenced, any amounts on deposit in the Excess Funding Account at the end of the Revolving Period) over (ii) Available Investor Principal Collections for such Distribution Date.

     SECTION 4.11. Excess Funding Account.


     (a) Any funds on deposit in the Excess Funding Account upon the occurrence of an Early Amortization Event will be deposited in the Collection Account for application as Available Investor Principal Collections. In addition, no funds will be deposited in the Excess Funding Account during any Early Amortization Period.

     (b) If (i) on any Business Day during the Revolving Period or the Controlled Accumulation Period there are any funds in the Excess Funding Account and (ii) the Pool Balance at the end of the preceding Business Day was greater than the Required Pool Balance at the end of such Business Day, then, subject to the other provisions of this Section 4.11(b) and to subsections (c) and (d) of this Section 4.11, the Adjusted Invested Amount and the adjusted invested amounts (but, in each case, not in excess of the initial principal amount of such Series) for all other outstanding Series that provide for an excess funding account or similar arrangement and are in their revolving periods or, if applicable, their amortization or accumulation periods shall be increased such that, after giving effect to such increases, the Required Pool Balance is equal to the Pool Balance. On each such Business Day the Servicer shall notify the Trustee in writing of the amount, if any, of such increase in the Adjusted Invested Amount and the Trustee shall withdraw from the Excess Funding Account and pay (or otherwise make available) to the Holder(s) of the BCRC Certificate and any Supplemental Certificate(s), pro rata in accordance with the respective percentage interests thereof, or allocate to one or more other Series which are in amortization, early amortization or accumulation periods, on such Business Day, an amount equal to the amount of such increase in the Adjusted Invested Amount. Such payment to the Holder(s) of the BCRC Certificate and any Supplemental Certificate(s) shall be in payment or partial payment pursuant to the Receivables Purchase Agreement for additional Principal Receivables transferred to the Trust or allocated to the Certificates. To the extent that the Adjusted Invested Amount is increased by any payment to the Holder(s) of the BCRC Certificate and any Supplemental Certificate(s) or any allocation to one or more other Series which are in amortization, early amortization or accumulation periods, the Retained Participation Amount or such other Series' adjusted invested amount, as applicable, shall be reduced by the amount of such payment.

     (c) In the event that other Series issued by the Trust provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investments in Principal Receivables, the allocation of additional Principal Receivables to increase the Adjusted Invested Amount and the adjusted invested amounts of such other Series (and the related withdrawals from the Excess Funding Account and the other excess funding accounts or similar accounts) will be based on the proportion that the amount on deposit in the Excess Funding Account bears to amounts on deposit in the excess funding accounts (including the Excess Funding Account) of all Series providing for excess funding accounts or such similar arrangements or to amounts otherwise similarly available.

     (d) In the event that any other Series is in an amortization period, early amortization period or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be applied first to satisfy in full any then applicable funding or payment requirements of such Series and second to make a payment to the Holder(s) of the BCRC Certificate and any Supplemental Certificate(s). In the event that more than one other Series is in an amortization period, early amortization period or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be allocated (and, if necessary, reallocated) among such Series as specified in the related Series Supplement, to meet the funding or payment requirements of each such Series first to satisfy in full all then applicable funding or payment requirements of each such Series and second to make a payment to the Holder(s) of the BCRC Certificate and any Supplemental Certificate(s).

                                    ARTICLE V

                          Distributions and Reports to
                        Series 2000-1 Certificateholders

     SECTION 5.01. Distributions. On each Distribution Date, the Trustee shall distribute to the Certificateholders of record on the preceding Record Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) the amounts required to be distributed thereon pursuant to Article IV hereof. Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Certificateholders hereunder shall be made by wire transfer in immediately available funds.

     SECTION 5.02. Reports and Statements to Certificateholders.

     (a) At least four (4) Business Days prior to each Distribution Date, the Servicer will provide to the Trustee statements, substantially in the form of Exhibit C hereto (each, a "Distribution Date Statement"), and on each Distribution Date, the Trustee shall forward to the Certificateholders such Distribution Date Statement setting forth certain information relating to the Trust and the Certificates.

     (b) On each Distribution Date, a copy of each Distribution Date Statement provided pursuant to subsection (a) of this Section 5.02 will be forwarded (or caused to be forwarded) by the Trustee to each Certificateholder.

     (c) On or before January 31 of each calendar year, beginning with January 31, 2001, the Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Certificateholders as set forth in paragraph
(a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect. In addition, the Trustee shall from time to time furnish to each Certificateholder information furnished by the Servicer regarding material changes in the servicing or crediting procedures required under this Agreement.

                                   ARTICLE VI

                            Early Amortization Events

     SECTION 6.01. Additional Early Amortization Events. The occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Trustee or the Holders of the Certificates, be deemed to be an "Early Amortization Event" solely with respect to the Certificates:

     (a) on any Distribution Date, the Available Subordinated Amount shall be less than the Required Subordinated Amount (after giving effect to the distributions to be made on such Distribution Date); or

     (b) on any Distribution Date, the balance of the Reserve Fund is less than the Reserve Fund Required Amount, in each case after giving effect to all deposits and distributions on such Distribution Date; or

     (c) any Servicer Default occurs; or

     (d) any Class A Carry-Over Amount or Class B Carry-Over Amount is outstanding on six consecutive Distribution Dates; or

     (e) the ratio (expressed as a percentage) of (x) the average for each month of the net losses on the Receivables in the Pool (i.e., gross losses less Recoveries on any Receivables (including, without limitation, recoveries from Collateral Security in addition to the products financed by the Receivables, recoveries from manufacturers, distributors or importers and Insurance Proceeds)) during any three (3) consecutive calendar months to (y) the average of the month-end Pool Balances for such three-month period, exceeds 5% on an annualized basis; provided, however, that this clause (e) may be revised or waived without the consent of the Certificateholders and no such revision or waiver shall be deemed an amendment of the terms hereof, but shall be a revision or waiver made in accordance with the terms hereof if, prior to each such revision or waiver, the Rating Agency Condition is satisfied; or

     (f) the average Monthly Payment Rate (x) with respect to the three (3) Collection Periods included in the period from January through March of any calendar year is less than 12% and (y) with respect to any other three (3) consecutive Collection Periods is less than 14%; provided, however, that this clause (f) may be revised or waived without the consent of the Certificateholders and no such revision or waiver shall be deemed an amendment of the terms hereof, but shall be a revision or waiver made in accordance with the terms hereof if, prior to each such reversion or waiver, the Rating Agency Condition is satisfied; or

     (g) the failure to pay the outstanding principal balance of the Certificates on the September 2003 Distribution Date; or

     (h) the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account and excess funding accounts for all other Series represents more than 50% of the total assets of the Trust on each of six or more consecutive Distribution Dates, after giving effect to all payments made or to be made on such Distribution Dates; and

     (i) during any four month period commencing June 1, October 1 and February 1 of each year (each, an "Origination Period"), more than 10% of the aggregate principal amount of Domestic Inventory Receivables that were originated and transferred to the trust during the four month period commencing sixteen months prior to such Origination Period and are then owned by the Trust have not been paid in full within 491 days following the date of origination thereof.

                                   ARTICLE VII

                               Optional Repurchase

     SECTION 7.01. Optional Repurchase.


     (a) On any Distribution Date occurring on or after the date on which the Invested Amount is reduced to 10% or less of the aggregate principal amount of the Certificates on the Closing Date, the Depositor shall have the option, subject to the condition set forth in subsection (c) of this Section 7.01, to purchase the entire amount of, but not less than the entire amount of, the Certificates, at a purchase price equal to the Reassignment Amount for such Distribution Date.

     (b) The Depositor shall give the Servicer and the Trustee at least ten (10) days' prior written notice of the Distribution Date on which the Depositor intends to exercise such purchase option. On the Business Day immediately prior to such Distribution Date the Depositor shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount. The Reassignment Amount shall be distributed as set forth in Section 8.01(b) hereof.

     (c) If at the time the Depositor exercises its purchase option hereunder the Depositor's long-term unsecured debt has a rating lower than the lowest investment grade rating of the Rating Agency, the Depositor shall deliver to the Trustee on such Distribution Date an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Certificates purchased by the Depositor constitute fair value for the consideration paid therefor and as to the solvency of the Depositor, the purchase of the Certificates would not be considered a fraudulent conveyance under applicable law.

                                  ARTICLE VIII

                               Final Distributions

     SECTION 8.01. Sale of Certificates Pursuant to Section 2.03 of the Agreement; Distributions Pursuant to Section 7.01 of this Series Supplement or
Section 2.03 or 12.02(c) of the Agreement.

     (a) The amount to be paid by the Depositor to the Collection Account with respect to the Certificates in connection with a purchase of the Certificates pursuant to Section 2.03 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such repurchase occurs.

     (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 of this Series Supplement or Section 2.03 of the Agreement allocable to the Series 2000-1 Certificates or any Termination Proceeds allocable to the Series 2000-1 Certificates deposited into the Collection Account pursuant to Section 12.02(c) of the Agreement, the Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) apply such amounts in the following priority: (i) deposit an amount equal to the Reassignment Amount on such date into the Collection Account and (ii) pay the remainder of any Termination Proceeds allocable to the Series 2000-1 Certificates to the Holder(s) of the BCRC Certificate and any Supplemental Certificate(s), pro rata in accordance with the respective percentage interests thereof.

     (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Collection Account pursuant to
Section 7.01 of this Series Supplement and Section 2.03 of the Agreement allocable to the Series 2000-1 Certificates and all other amounts on deposit therein shall be distributed in full on the Certificates (up to the remaining outstanding principal amount thereof together with all accrued and unpaid interest thereon) on such date and any distribution made pursuant to paragraph
(b) above shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement with respect to the Certificates.

     SECTION 8.02. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.02 of the Agreement.


     (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Trust Liquidation Proceeds are deposited into the Collection Account pursuant to Section 9.02(b) of the Agreement, the Trustee at the written direction of the Servicer shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Invested Amount on such Distribution Date from the portion of the Trust Liquidation Proceeds allocated to the Series 2000-1 Certificates and distribute such amount first to Holders of Class A Certificates until the principal balance is reduced to zero and the remainder to Holders of Class B Certificates up to the principal balance thereof; provided that the amount of such distribution shall not exceed the product of the Trust Liquidation Proceeds allocated to Principal Receivables and the Adjusted Series 2000-1 Allocation Percentage. The remainder of the portion of the Trust Liquidation Proceeds allocated to the Principal Receivables shall be allocated as provided in Section 9.02(b) of the Agreement.

     (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the sum of (i) Monthly Interest for such Distribution Date, (ii) any Monthly Interest previously due but not distributed on the Certificates on any prior Distribution Date, (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed on the Certificates on a prior Distribution Date, and (iv) any Class A Carry-Over Amount and any Class B Carry-Over Amount for such Distribution Date and any Class A Carry-Over Amount and any Class B Carry-Over Amount previously due but not distributed to the Certificateholders on a prior Distribution Date, from the portion of the Trust Liquidation Proceeds allocated to Series 2000-1 and distribute such amount first to Class A Certificates to the extent of such due and unpaid amounts and then to Class B Certificates to the extent of such due and unpaid amounts provided that the amount of such distribution shall not exceed the product of Trust Liquidation Proceeds allocated to Non-Principal Receivables and the Adjusted Series 2000-1 Allocation Percentage. The remainder of the portion of the Trust Liquidation Proceeds allocated to Non-Principal Receivables shall be allocated as provided in Section 9.02(b) of the Agreement.

     (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, any distribution made pursuant to this Section 8.02 shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement with respect to the Certificates.

                                   ARTICLE IX

                            Miscellaneous Provisions

     SECTION 9.01. Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

     SECTION 9.02. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.03. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 9.04. Covenant. The Depositor hereby covenants that any Receivables removed from the Trust pursuant to Section 2.12(a)(ii) of the Agreement shall not be sold, transferred or otherwise conveyed to the Servicer.

     IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                    BOMBARDIER CREDIT RECEIVABLES
                                    CORPORATION, as Depositor,


                                    By: _______________________________
                                        Name:
                                        Title:

                                    By: _______________________________
                                        Name:
                                        Title:


                                    BOMBARDIER CAPITAL INC., as Servicer,


                                    By: _______________________________
                                        Name:
                                        Title:


                                    By: _______________________________
                                        Name:
                                        Title:


                                    BANKERS TRUST COMPANY, as Trustee,


                                    By: _______________________________
                                        Name: _________________________
                                        Title: ________________________








                 [Signature Page to Series 2000-1 Supplement]